UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________
FORM 8-K
____________________________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2024
____________________________________________________________
IBEX Limited
(Exact name of registrant as specified in its charter)
____________________________________________________________

Bermuda	001-38442	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1717 Pennsylvania Avenue NW, Suite 825
Washington, District of Columbia 20006
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (202) 580-6200
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common shares, par value of $0.0001	IBEX	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company               ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.               ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2024, Shuja Keen informed IBEX Limited (the “Company”) that, pursuant to the terms and conditions of a purchase agreement, dated as of November 19, 2024 (the “Agreement”), between the Company and The Resource Group International Limited (“TRGI”), he intended to resign from the Company’s Board of Directors (the “Board”), including the Compensation Committee and Nominating and Governance Committee thereof, effective immediately. Mr. Keen’s resignation was not due to any disagreements with the Company relating to the Company’s operations, policies or practices.

On December 31, 2024, TRGI sent notice to IBEX Limited (the “Company”) that, pursuant to the Company’s bye-laws, TRGI revoked the appointments of its five designed directors: Robert Dechant, Daniella Ballou-Aares, Mingzhe (JJ) Zhuang, Patrick McGinnis, and John Jones (the “Continuing Directors”) effective immediately. On December 31, 2024, the Board determined it to be in the best interests of the Company to appoint each of the Continuing Directors, effective December 31, 2024, to fill the resulting vacancies until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated. Following these appointments, effective December 31, 2024, the Audit Committee will consist of current director Fiona Beck as Chair, and Daniella Ballou-Aares and Patrick McGinnis; the Nominating and Governance Committee will consist of current director Mohammed Khaishgi as Chair and John Jones; and the Compensation Committee will consist of Daniela Ballou-Aares as Chair and Mingzhe (JJ) Zhuang.

On December 31, 2024, the Board appointed Karen Batungbacal as a director of the Company, effective January 20, 2025.

Ms. Batungbacal, age 63, has served as Partner of CEO Advisor Inc. since June 2023 and Secretary and Governor of the Management Association of the Philippines since January 2023. From November 2019 to October 2020, Ms. Batungbacal served as Country Head, Global Business Center of Tenet Healthcare. Ms. Batungbacal served as Optum Global Services, Senior Vice President of UnitedHealth Group from March 2018 to August 2019, Executive General Manager of QBE Insurance from October 2013 to October 2017, Managing Director of JPMorgan Case & Co. from August 2010 to July 2012, President of ICT Group Philippines from 2004 to 2010 and Chief Executive Officer of Source One Asia from 2002 to 2004. Ms. Batungbacal currently serves on the board of advisors of Call Center Studio, the board of trustees of Virlanie Foundation, Inc. and IT & Business Process Association of the Philippines, Inc., and board of directors of Atlas Copco Philippines Inc., GICC Philippines and WREIT Inc. Ms. Batungbacal received her M.A. in Chemical Engineering from Princeton University and her B.S. in Chemical Engineering from the University of Notre Dame.

Each of the Continuing Directors except Mr. Dechant (the Company’s Chief Executive Officer) will continue to receive (and Ms. Batungbacal will receive) compensation for service as a non-employee director of the Company consistent with the compensation generally provided to other non-employee directors, including an annual cash retainer of $75,000, prorated for any partial years of service. Mr. Dechant will continue to receive the compensation disclosed in the Company’s most recent proxy statement.

There are no arrangements between the Continuing Directors, Ms. Batungbacal and any other person pursuant to which they were appointed to serve as directors of the Board, and there are no family relationships between the Continuing Directors, Ms. Batungbacal and any director or executive officer of the Company. The Continuing Directors and Ms. Batungbacal have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

A copy of the press release announcing the matters described above is attached to this report as Exhibit 99.1 and incorporated herein by reference. The information contained in Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.         Description
99.1         Press release, dated January 6, 2025
104         Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBEX LIMITED
(Registrant)

Date: January 6, 2025	/s/ Robert Dechant
(Signature)
	Name:	Robert Dechant
	Title:	Chief Executive Officer